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                                                                      EXHIBIT 23


       As a certified Public Accountant, I hereby consent to the inclusion of my report dated August 1, 2000, in the Form 10-QSB filed by Combined Professional Services, Inc., including all references to my reports to the extent they are concurrent therewith and contained in the Form 10-QSB.





                                        Kurt D. Saliger, C.P.A.

Dated: August 1, 2000